COLLECTIVE AGREEMENT
By and Between
OILFIELDS WORKERS' TRADE UNION
and
PriceSmart Clubs (TT) Ltd.
ON BEHALF OF THE HOURLY RATED WEEKLY PAID AND HOURLY RATED BI-MONTHLY PAID EMPLOYEES WEEKLY AND MONTHLY RATED EMPLOYEES OF BARGAINING UNIT No.1

This Collective Agreement By and Between the Oilfields Workers' Trade Union (hereinafter called "Union") and PriceSmart Clubs (TT) Ltd., formerly PS Operations Ltd. (hereinafter called "PriceSmart"), on behalf of the hourly rated weekly paid Employees and hourly rated bi-monthly paid Employees of Bargaining Unit No. 1, as per Certificate No. 2/2008 of the Registration, Recognition and Certification Board, (wherein the corporate name is incorrectly stated as “PriceSmart Trinidad Limited”) is entered into effective as of December 1st, 2012 (hereinafter called "Agreement") under the following agreed terms and conditions:

ARTICLE 1 - RECOGNITION
PriceSmart recognizes the Oilfields Workers' Trade Union as the exclusive representative for the Employees employed in Bargaining Unit No.1, in respect to wages/salaries, hours of work and all other terms and conditions of employment.
ARTICLE 2 - SCOPE OF AGREEMENT
This Agreement is intended to promote economic and efficient operation of the working of PriceSmart, avoid industrial disturbances and achieve the highest level of Employee performance consistent with safety, good health and sustained effort. To this end it provides the rates of pay, hours of work and all other terms and conditions of employment for all Employees within the Bargaining Unit.
ARTICLE 3 - MANAGEMENT RIGHTS
In acknowledging that the regular and customary functions of management are vested in PriceSmart it is agreed that:

(i)
The right to manage its operations and to direct its work force, including the right to decide its labour requirements and to employ those Employees it considers most suitable for its operations, is vested in PriceSmart subject to the provisions of this Agreement.

(ii)     In the exercise of its right to employ, PriceSmart will give the Union an opportunity to put forward Employees for consideration by PriceSmart and where, in the opinion of PriceSmart, the Union's nominees are equal to other applicants, they will be given preference.

(i)	PriceSmart will provide such job security to its Employees as is consistent with good Industrial Relations Practices, as defined in the Industrial Relations Act.
ARTICLE 4 - REGULATION OF CONTRACT WORK

(i)
    PriceSmart will not contract out work normally performed by Employees covered by this Collective Agreement, if such contracting out would result in the laying off or demotion of its regular Employees during the period of such contract work. Nothing herein will preclude PriceSmart from contracting out for specialized work not normally undertaken by PriceSmart Employees or for work needed on an expedited basis for repairs, improvements, installation of specialized equipment or software, or other similar services, needed by PriceSmart.

(ii)	In the event that there is need for the services of a contract worker for a temporary period, the rate payable will be not less than the minimum wage paid per the Employee Classification chart (attached hereto), to an Employee normally expected to complete such work.

(iii)
The Company will ensure that when contractors are hired, all Health and Safety requirements as per the Occupational Safety and Health Act of 2004 and any other government prescribed legislation will be adhered to.

(ii)
In the event that it is proved to the satisfaction of PriceSmart that a Contractor has violated the above mentioned provisions, the Company will notify the contractor of its intent to suspend the said contract. The contractor will be allowed the opportunity to rectify the violation within not more than seven (7) days from the date of the notice, after which, failing rectification, the suspension of the contract will become automatically effective.

ARTICLE 5 - DEFINITIONS
In this Agreement the following quoted words shall have the meanings assigned to them:
1.     Day:
A.     A "Work Day" shall be defined as the scheduled period from the time the Employee begins working, on any given day, until he/she finishes. The regular Work Day for an Employee shall be as described in Section 2. “Employee” immediately below. However, Regular Part Time Employees though normally scheduled for six hours a day, may be scheduled for eight (8) hours a day. In the event that there is a change in the schedule, then forty eight (48) hours notice shall be given, where forty eight (48) hours notice cannot be given then overtime rate shall apply. It is understood that work in excess of scheduled time would be paid at overtime rates.

B.	An "Off Day" shall be defined as any day where an Employee is not scheduled to work.
2.      Employee shall mean any person employed by PriceSmart Clubs (TT) Ltd.
A. "Regular Full-time Employees" are those PriceSmart Employees who are regularly scheduled to work (8) eight hours per day at least forty (40) hours or 5 days per week in any seven (7) calendar days.
B. "Regular Part-time Employees" are those PriceSmart Employees who are regularly scheduled to work at least twenty-five (25) hours, but less than forty (40), hours, in any five (5) days within a seven (7) calendar day period. These employees though normally scheduled for six (6) hours a day, may be scheduled for eight (8) hours a day. Unscheduled requests to work in excess of the scheduled times or beyond eight (8) hours per day or forty (40) hours per week, will attract overtime payments.
C. "Hourly Employees" are those PriceSmart Employees whose pay is determined by an Hourly Rate times the number of hours they have worked.

D. "Central Office Employees" are Employees who work in positions designated as such on Schedule A and B and who provide country-wide (Trinidad and Tobago), regional support functions for the warehouse club operations. It is understood that the Central Office Employees will continue to provide necessary support for the region.

E. "Warehouse Employees" are Employees who work in positions designated as such on Schedule A and B.

F. “Temporary/ Seasonal Employees” are Employees who are hired, by written contract, for a specified period of time. After which they are expected to demit office.

3. "Overtime" shall mean any authorized hours worked by an Employee in excess of eight (8) hours per day or over forty (40) hours for that work week. In the case of Regular Part Time Employees, authorized hours worked in excess of scheduled six (6) hours for that day or over scheduled thirty-six (36) hours for that work week. In the event the Regular Part Time Employee is scheduled for eight (8) hours for that day or forty (40) hours for that week, overtime will become due after these hours. If an Employee is asked to report for work earlier than his scheduled work day the time worked before shall be paid as overtime provided that the schedule work day is completed.

4. "Parties" shall mean PriceSmart Clubs (TT) Ltd and the Oilfields Workers' Trade Union collectively. Each may individually be referred to as a "Party."

5. "PriceSmart", shall mean PriceSmart Clubs (TT) Ltd a corporation existing and incorporated under the laws of Trinidad & Tobago (formerly PS Operations Limited).

6. “Public Holiday” shall mean all days proclaimed as such by the Government of Trinidad and Tobago as further explained in Article 23 below.
7. Rate of pay:
A. "Hourly Rate" shall mean the rate of pay per hour for the appropriate jobs as set out in the schedule of rates and classifications on Schedule A, paid fortnightly attached to and forming part of this Agreement.
B. "Monthly Rate" shall mean that rate of pay per month for the appropriate jobs as set out in the schedule of rates and classifications on Schedule B attached to and forming part of this Agreement.
8. "Service" shall mean the continuous time spent in active employment of PriceSmart. Any period of unbroken Part-time and/or Temporary/Seasonal employment which continues into permanent employment will be considered as Service by PriceSmart for the purpose of this Agreement.
9. "Union" shall mean the Oilfields Workers' Trade Union or OWTU.
10.    Work Week-

(i)	Warehouse Employees
The normal work week for Warehouse Employees shall be forty (40) hours, eight (8) hours per day, five (5) days per week within any seven (7) calendar days.

(ii)	Central Office Employee
The normal work week for Regular Full-time Central Office Employees, shall be forty (40) hours, (8) eight hours per day, five (5) days per week, Monday through Friday.

(i)	Regular Part-time Employees:
The normal work week for Regular Part-time employees shall be between twenty five (25) to thirty six (36) hours, five days within any seven (7) day period or as per Article 5 (2) B.
11."Call Out" - shall mean a request from PriceSmart to an Employee to report to work prior to his/her regularly scheduled Work Day or on a scheduled Off Day as per Article 13 Call Back/ Call Out allowance.
12."Call Back" - is a request from PriceSmart for the Employee to return to work after the Employee has completed his/her scheduled Work Day as per Article 13 Call Back/Call Out allowance.
13. "TT$" or "$" - shall mean the legal currency of Trinidad & Tobago in dollars.
ARTICLE 6 - HOURS OF WORK
1.      Warehouse Employees
Established hours of work will be:

Regular Full-time Employees:
5:45a.m. to 1:45 p.m.
6.00 a.m. to 2:00 p.m.
7.00 a.m. to 3.00 p.m.
8.00 a.m. to 4.00 p.m.
9.00 a.m. to 5.00 p.m.
10.00 a.m. to 6.00 p.m.
11:00 a.m. to 7:00 p.m.
12:00 noon to 8:00 p.m.
12:45 p.m. to 8:45 p.m.
1.15 p.m. to 9.15 p.m.
2:00 p.m. to 10:00 p.m.
2:15 p.m. to 10:15 p.m.
2:30 p.m. to 10:30 p.m.
2:45 p.m. to 10:45 p.m.
9.00 p.m. to 5.00 a.m.
10.00 p.m.to 6.00 a.m.

Regular Part-time Employees:
6:00 a.m. -12noon
7:00 a.m. -1:00 p.m.
8:00 a.m. -2:00 p.m.
9:00 a.m. -3:00 p.m.
10:00 a.m. -4:00 p.m.
11:00 a.m. -5:00 p.m.
12 noon-6:00 p.m.
1:00 p.m.-7:00 p.m.
2:00 p.m.-8:00 p.m.
3:00 p.m.-9:00 p.m.
4:00 p.m.-10:00 p.m.

N.B. It is understood that a regular Part-time Employee may be scheduled to work the same hours as a Regular Full-time Employee.
Breaks
The Employee's Supervisor/Manager shall assign the breaks as follows:

(1)
Regular Full-time or Part-time Employees scheduled to work eight (8) hours, shall be entitled to a rest and meal period of forty (40) minutes to be taken as one ten (10) minutes break not less than one (1) hour nor more than three (3) hours into their scheduled work day and a thirty (30) minutes break not less than four (4) hours or more than six (6) hours into their scheduled work day.

(2)
Regular Part-time Employees scheduled to work six (6) hours, shall be entitled to a rest and meal period of twenty five (25) minutes, to be taken as one ten (10) minutes break not less than one (1) hour nor more than three (3) hours into their scheduled work day. The second break of fifteen (15) minutes shall be taken not less than four (4) hours into their work day.

Breaks may not be used to extend the lunch period.

2.     Central Office Employees:
Monday to Friday                    8:00am to 4:00pm
Breaks: Employees will have a thirty (30) minutes lunch break. A ten (10) minutes break is also allowed no less than two (2) hours into the work day. Breaks may not be used to extend the lunch period.
3.     Clocking: In and Clocking: Out
Each Employee will be required to time-in at the beginning and time-out at the end of their Work Day and at the beginning and end of their lunch break.
ARTICLE 7 - JOB SECURITY
PriceSmart shall use its good faith and best endeavours to ensure a maximum degree of job security for all its Employees. To this end it shall first consider reassigning an Employee to a different department and/or transferring an Employee to a different Warehouse before termination.
In the event a reduction in the establishment is contemplated, PriceSmart shall advise the OWTU and enter into consultation with a view to exploring the possibility of averting, reducing or mitigating the effects of the proposed retrenchment for a period not exceeding twenty (20) working days. This consultation shall be prior to the formal notice period as prescribed by the Retrenchment and Severance Benefit Act No. 32 of 1985.
Should an Employee reject the offer of transfer or redeployment, he/she would be treated for all purposes as though he / she accepted redundancy. The Union shall have the right to make representation on any grievance arising out of such action by PriceSmart.
ARTICLE 8 - UNION SECURITY
PriceSmart believes that the interest of the Employees covered by this Agreement would be best served if employees who are members are active in the affairs of the Union, which is the recognized majority union, as the exclusive representative for the Collective Bargaining in respect of wages/ salaries, hours of work and other conditions of employment.
PriceSmart in recognition of the OWTU’s status as Recognised Majority Union, agrees to supply new and current Employees who are and will be members of the Bargaining Unit with a copy of this Agreement
ARTICLE 9 - ASSIGNMENT AND CLASSIFICATION
PriceSmart shall give each Employee a Letter of Appointment indicating Regular Work classification in accordance with the classifications and departments of the Schedules attached to this Agreement. Any promotions, temporary/permanent assignments to another work classification or departments shall also be confirmed in writing.
Every existing job shall have a job title which shall be listed in Schedule A and/or B and shall be supported by a job description, i.e. list of key duties and responsibilities for that specific job. Such job descriptions shall be prepared by PriceSmart and agreed upon by the Union. PriceSmart agrees to notify the Union of the creation of any new Job Titles. The Union shall have the right to initiate negotiations with PriceSmart concerning Job Titles which may be discontinued.
ARTICLE 10 - ADDITION OF NEW CLASSIFICATION TO SCHEDULE
PriceSmart agrees to notify the Union of the creation of any new job titles within the Bargaining Unit and to provide job descriptions in support thereof. These new job descriptions and basic wage rates will be discussed between PriceSmart and the Union before they become official. PriceSmart and the Union shall strive to conclude discussions before implementation. Should it be necessary to introduce these classifications before agreement is reached, then the rate finally agreed to would be applied retroactively.
The Union shall have the right to initiate negotiations with PriceSmart concerning jobs which have been materially changed.
ARTICLE 11 - COLLECTION OF UNION DUES
PriceSmart agrees that where the necessary authority is provided in writing by an Employee to PriceSmart, then PriceSmart shall make deductions from wages for Union dues, as well as entrance and reinstatement fees of the Union. Such deductions shall be remitted to the Union on or before the 10th day of the following month, subject to such, as may be agreed between the Parties from time to time. Where PriceSmart has received notification from Employees revoking their authorization to deduct dues from their salary/wages, PriceSmart shall inform the Union Executive accordingly.
ARTICLE 12 - OVERTIME
PriceSmart shall carry on its operation in such a way as to reduce to the extent reasonably possible, the incidence of Overtime work. However, the Employees, if requested by PriceSmart, may work in excess of their normal working hours, providing that no Employee may be required to work in excess of sixteen (16) continuous hours except in cases of emergencies.
1. An Employee who works Overtime on his/her normal working day or on Off Days, Sundays or Public Holidays, for each additional hour or part thereof beyond eight hours in any given day or forty (40) hours in any one Work Week, exclusive of meal and rest breaks, shall be paid at the rates set out below:
(a)     For work in excess of his/her normal hours of work, an Employee shall receive payment at one and a half (1 1/2 ) times his/her normal rate for the first four (4) hours and two (2) times his/her normal rate for the next four (4) and three (3) times normal hourly rate thereafter.
(b)     For work performed on an Off Day, an Employee shall receive two (2) times his/her normal rate for the first eight (8) hours and three (3) times thereafter. A minimum payment of eight (8) hours at two (2) times his/her normal rate will be guaranteed to any employee who reports for work, even though no work is offered. However, an Employee who chooses to leave after working less than eight (8) hours, shall be paid only for the hours worked, at the two (2) times rate.

(c)
For work performed on a Public Holiday, an Employee shall receive two (2) times his/her normal rate for the first eight (8) hours and three (3) times his/her normal rate thereafter in addition to his/her Public holiday pay. A minimum payment of eight (8) hours at two (2) times his/her normal rate will be guaranteed to any employee who reports for work even though no work is offered. However, an Employee who chooses to leave after working less than eight (8) hours, shall be paid only for the hours worked, at the two (2) times rate.

(d)
Where the need could be foreseen twenty-four hours prior, PriceSmart shall give the Employee advance notice so as to enable him/her to make adequate adjustments to his/her personal arrangements, PriceSmart shall not penalize an Employee who has declined a request to work Overtime.

(e) A paid ten (10) minute break shall be given at the commencement of any Overtime where it is known that the Overtime period will be in excess of two (2) hours and another paid break of (10) minutes every four (4) hours thereafter.
ARTICLE 13 - CALL BACK / CALL OUT ALLOWANCE
Any Employee who is called back to work after he/she has completed his/her normal scheduled hours of work, shall receive a Call Back Allowance of Forty Five ($45.00) dollars for reporting or working after such Call Back. It is understood that this does not apply to requests for overtime during the course of the Work Day.
Any Employee who is called out to work before his/her normal starting time, whether or not prior notice has been given shall receive the appropriate premium rate for the time worked before his/her normal starting time in addition to a Call Out Allowance of Forty Five ($45.00) dollars providing that he/she works the scheduled work day.
ARTICLE 14- NOTICES
Any written notices to Oilfields Workers' Trade Union to be given hereunder, shall be addressed to the General Secretary of the Union at 99a Circular Road, San Fernando. Any written notices to PriceSmart to be given hereunder shall be addressed to the Country Manager - PriceSmart at Endeavour and Nasaloo Ramaya Road, Chaguanas. All written notices shall be delivered by hand or registered mail.
ARTICLE 15- NOTICE BOARDS
PriceSmart shall provide one (1) secure Notice Board in each location for the exhibition of Official Union Notices. The Union agrees not to exhibit any notices which are not in the best interest of PriceSmart.
ARTICLE 16 - DISCIPLINARY ACTION
Adverse reports on the work of an Employee will be discussed with such Employee and he/she will be given an opportunity to defend him/herself.
For unsatisfactory work or any other offence by an Employee, PriceSmart may take disciplinary action in keeping with the seriousness of the offence. The Employee and the Union must be given a written notice of any such disciplinary action taken and such notice shall state the offence committed and the action taken by PriceSmart.
For an offence that is not considered by PriceSmart to be serious enough to warrant suspension or dismissal, the Employee may be issued with a Warning Notice as a written corrective measure. Once the Employee has satisfied management that he/she has taken the required corrective action, any such notice issued shall be removed from the record of the Employee after six (6) months have elapsed. The Union shall be notified.

The Union shall have the right to appeal against any disciplinary action taken against an Employee under the Grievance Procedure.
Before disciplinary action is taken, PriceSmart shall investigate immediately, any alleged offence or complaint against an Employee.
ARTICLE 17 - GRIEVANCE PROCEDURE
Any Employee or group of Employees may individually or through their Union Representatives present grievances to the Management of PriceSmart. Should any Employee have a grievance or compliant, he/she may within five (5) working days seek redress in the following manner;
Stage 1: The complaint or grievance may be taken up with the immediate Supervisor who shall give his/her answer within (2) working days.
Stage 2: Failing a settlement at Step 1, the matter may be raised with the Department or Section Head within six (6) working days of the reply of Step 1. A reply shall be given within three (3) days after the conclusion of these discussions.
Stage 3: The local Branch of the Union may within six (6) working days. Following a reply at Step2, lodge the complaint in writing to PriceSmart HR supervisor, who shall arrange a meeting with the appropriate Official. The Official shall give his/her decision in writing within six (6) days of the meeting.
Stage 4: The Executive or their Representative may, within fourteen (14) days of receipt of the decision at step 3, request a meeting in writing with the Country HR Manager or other Management who shall, within fourteen (14) days of such request, discuss the matters involved. Workers who are required to give evidence in addition to branch representatives shall be present at this meeting. The Management shall give its decision in writing within fourteen (14) days of such hearing.
Note :
(a)     Appeals against disciplinary action shall normally commence at Stage 3 above in the manner described herein.
(b)     PriceSmart may lodge complaints with the Union, such complaints shall be sent to the General Secretary of the Union.
Additional Dispute Procedure
If a difference exists between the Union and PriceSmart arising out of the interpretation, application or alleged violation of this Agreement the following procedure will be followed.
The Union, may request a meeting with PriceSmart and vice-versa and such meeting shall be held within seven (7) days of such request. Failing a settlement, the Union or the Company may then refer the matter to the Ministry of Labour for conciliation. If no settlement is reached, either party may refer the matter to the Industrial Court for settlement.
ARTICLE 18 - PROMOTIONS
It is the policy of PriceSmart, whenever possible, to fill all positions within the Bargaining Unit by promotion of existing Employees.
(i)     In the first instance, the Company may promote an Employee without first advertising the position internally if management considers that a suitable Employee is available. The Company will inform the Union in writing before implementation.
(ii)     If management does not identify a suitable Employee, the Company will advertise internally for the vacant position. A copy of the advertisement will be sent to the Union. The Union reserves its right to request a meeting with Management.
(iii)     If no suitable candidate is obtained from among the internal applicants, PriceSmart will then advertise the position externally. The Union will be notified before the position is advertised externally.

(iv)
For the purpose of applying this clause "suitability" of an Employee shall consist of proven ability, previous job performance and experience and/or qualifications necessary to adequately perform the work in accordance with the requirement of the job provided, however, where there are two (2) people of equal qualifications for the same job, length of Service shall be the determining factor.

(i)	PriceSmart agrees to furnish the Union with a copy of all general notices relating to movement of a permanent nature of Employees within the Bargaining Unit.

(vi)
Whenever a vacancy arises, consideration shall be given to Employees who have received appropriate training. "Where the Employee has been specifically trained to fill a position, upon satisfactory completion of the required training, all things being equal, the employee shall be appointed.

ARTICLE 19 - TRAINING AND DEVELOPMENT
PriceSmart recognizes the need for the furtherance of the Employee's professional and/or technical development in so far as they relate to the Employee's present job and/or further advancement in PriceSmart. To this end, PriceSmart agrees to provide the necessary training to all its Employees. All training provided by PriceSmart shall be paid at regular time.
Any Employee who wish to better equip themselves for the responsibilities of their existing job classification or to enhance their promotional opportunities by attending part -time external courses, and who may need work schedule accommodations to do so, should advise their supervisor not less than one month prior to the commencement date of such classes. The Company will, to the extent possible and as is consistent with the scheduling needs of the business, accommodate the classes and examination schedules of such Employees.
Workers undergoing training shall be properly supervised and shall receive all necessary information relevant to the tasks.
ARTICLE 20 - WAGE RATES AND STANDARD OF EMPLOYMENT
(i)     Each Employee shall receive, as the minimum, pay appropriate to his work classification as shown in Schedules "A" and "B."
(ii)     Each Hourly/Monthly Rated Employee shall be entitled to a wage payable weekly/fortnightly calculated by multiplying the number of hours worked by his appropriate rate per hour, except in circumstances described in the Article 12 of this Agreement where certain hours will be paid at a higher rate per hour (e.g. Overtime).
(iii)     It is agreed that the wage rates and conditions of employment settled by this Agreement are to be regarded as normal, but at the discretion of PriceSmart more favourable rates and conditions of employment may be granted in special cases, but under no circumstances can PriceSmart fix rates and conditions less favourable than those provided in this Agreement.
(iv) It is hereby agreed that hourly paid Employees wages’ shall be paid fortnightly no later than Thursday. However, if a Public Holiday falls on a Thursday, and for this or any other reason it is impracticable to make such payment on a Thursday, wages shall be paid on the working day preceding the Thursday. While monthly paid employees would be paid on or before the 26th of each month. The Union and Employees shall be given notice ninety (90) days in advance of any changes necessary to this pay schedule. The Union shall have the right to initiate discussions regarding changes to the pay schedule.
ARTICLE 21 - COST OF LIVING ALLOWANCE
PriceSmart shall grant to all members of the Bargaining Unit a Cost of Living Allowance of TT$62.00 per month, effective December 1, 2012, TT$64.00 per month effective December 1, 2013 and TT$66.00 per month effective December 1, 2014. The Cost of Living Allowances shall not be cumulative. At the end of the Collective Agreement, the Cost of Living Allowance of $66.00 per month will continue until a new Collective Agreement is agreed upon. In the event of changes in Cost of Living Allowances and salaries, the quantum paid would be offset if necessary.
Effective December 1, 2012 the Consolidation of Cola Amount of $60.00 onto Existing Wage/Salary Monthly Rate as at November 30, 2012, before the implementation of the first year wage/salary increase of 4%.
ARTICLE 22 - ANNUAL WAGE ADJUSTMENTS
An annual increase in wages/salaries effective 1st December of each year of not less than:
4% for the year 1st December 2012 - 30th November 2013
5% for the year 1st December 2013 - 30th November 2014
5% for the year 1st December 2014 - 30th November 2015

These increases shall be granted regardless of the inflation rate or cost of living indices indicated for the country. Nothing herein shall be interpreted to require or preclude PriceSmart from granting merit raises to members of the Union.
ARTICLE 23 - REGULAR PART-TIME BENEFITS

I.	Qualification for Benefits for Regular Part Time Employees.

Paid Sick Leave ……….. All Regular Part Time employees must work for more than 6 months to be eligible for paid sick leave.

Maternity Leave ……….. All Regular Part Time employees must have 12 months of continuous service to be eligible for paid maternity leave.

Paternity Leave ……….. All Regular Part Time employees must have 12 months of continuous service to be eligible for paid paternity leave, however, if their service is less than 12 months the leave will be pro-rated.

Vacation ……….. All Regular Part Time employees must have 12 months of continuous service to be eligible for paid vacation leave.

Casual Leave ……….. All Regular Part Time employees must have 12 months of continuous service to be eligible for paid casual leave.

Severance ……….. Qualification period is as detailed in the Collective Agreement as per Article 27

Retirement ………..Qualification period is as detailed in the Collective Agreement as per Article 27

Jury Service ……….. As Summoned by the Court
Bereavement Leave ……….. On Occurrence of a Bereavement
Work Accident ……….. On Occurrence
Death in Service ……….. On Occurrence
Public Holidays ……….. As scheduled on gazetted Public Holidays

II.	Computation of pay for the above

Computation of all averages is based on scheduled hours worked at straight time rate

Paid Sick Leave    …..     Past 6 month average of hours worked
Maternity Leave    …..    Past 12 month average of hours worked

Paternity Leave	….. Past 12 month average of hours worked, however, if
their service is less than 12 months the leave will be pro-rated.
Vacation         …..    Past 12 month average of hours worked
Casual Leave    …..     Past 12 month average of hours worked
Severance     …..    Past 12 month average of hours worked
Retirement     …..     Past 12 month average of hours worked
Jury service     …..     Last scheduled hours of work

Bereavement Leave ….     Last scheduled hours of work
Work Accident     …..     Scheduled hours of work
Death in Service …..     Last scheduled hours of work
Public holidays     …..     Last scheduled hours of work

EXAMPLE OF THE CALCULATION FOR PAID SICK LEAVE

Mary Doe - Regular Part Time Front End Operator
Date of Hire: April 1st 2010.
Assumptions: The employee submitted a sick leave form in December 2010 for one day.
Calculation: Past 6 months average of hours worked
Working: Use the Total hours worked over the 6 months and divide it by 26 weeks divided by 5 days in work week
Eg: Total hours over the six months/26 weeks (6) months/5 days = average hours per day
780/26/5= 6 average hours per day

EXAMPLE OF THE CALCULATION FOR PATERNITY LEAVE
Jason Doe - Regular Part Time Merchandising Stocker
Date of Hire: February 1st 2010
Assumption: The employee is expecting a child in March 2011. The employee has over one year service.
Calculation: Past 12 month average of hours worked
Working: Use Total hours worked over the 12 months divided by 52 weeks divided by 5 days
Eg: Total hours worked over 12 months/52 weeks (12) months/5 days = average hours per day
1719/52/5= 6.6 = 7 average hours per day
ARTICLE 24 - PUBLIC HOLIDAYS
With respect to the following proclaimed holidays, it is agreed that Employees who would have been scheduled to work on any such day shall be guaranteed such day as a paid holiday with payment computed according to his/her normal scheduled hours and rate of pay.
NEW YEAR'S DAY                 CORPUS CHRISTI
EASTER MONDAY                  EMANCIPATION DAY
SPIRITUAL SHOUTER BAPTIST DAY     BOXING DAY
INDIAN ARRIVAL DAY            LABOUR DAY
EID - UL- FITR                 INDEPENDENCE DAY
GOOD FRIDAY                 CHRISTMAS DAY
REPUBLIC DAY                 DIVALI DAY
and any other days which may be proclaimed as a Public Holiday by the Government of Trinidad and Tobago. Any Public Holiday which is observed when an Employee is on certified illness shall be paid as a Public

Holiday and not as a sick benefit.
Carnival Davs
The two (2) days of Carnival which are declared as Public Festival in Trinidad and Tobago. Regular Full Time Employees shall be given both days off with full pay and any other days which may be proclaimed as a Public Festival day by the Government of Trinidad and Tobago.
Employees who are required to work on any of these days shall be paid in accordance with Article 12.
ARTICLE 25 - SUBSISTENCE ALLOWANCE
(a) When an employee is called to work in excess of his normal work day, or report to work before his/her commencing hours of the established working day, he/she shall be paid a subsistence allowance as follows:
2 hours and beyond - $45.00
Every 4 hours thereafter - $45.00
(b) A subsistence Allowance shall be paid to workers who are required to work after eight (8) hours on Saturdays, Sundays, or Public Holidays.
(c) A worker required to work during his/her lunch break
(d) A worker having to perform duties outside their work base and over stay his/her lunch period before returning to their base.
ARTICLE 26- ACTING ALLOWANCE

1.
A member of the Bargaining Unit who is scheduled to work in a classification with a pay rate higher than his/her own, for a period of one complete day or more, shall be paid, during such acting period, at the rate of the higher classification. However during this period the employee will not be required to perform work in his/her substantive position along with this other position.

It is understood that Employees may be required to help out during a Work Day temporarily.

2.
No assignment to a vacant /higher classification shall exceed a period of three (3) consecutive months. However, in the event that such an assignment exceeds a period of two (2) consecutive months, based on the performance in the vacant/higher classification, the Employee will be considered for confirmation. On the completion of the third month the employee shall be confirmed in the position.

The Union shall be informed in writing of assignments in any vacant higher classification.

3.	In the event of a confirmation in the higher Employee Classification, the confirmation will be effective from the date the acting assignment commenced.
This condition does not apply where the Employee was acting for another Employee who is on leave of absence or on extended leave as defined in this Agreement, and the Employee on leave is expected to return to work.
In the event that the employee who is on leave of absence of any type, does not return to work the employee who acted in this position will be offered the position. Appointment to this position will be effective on the date of termination of the previous employee.

4.
Any employee who worked in a classification higher than his/her own for a period of two (2) months who proceeds on any paid leave of absence including Public Holidays, shall receive the rate applicable to the higher classification.

5.	Reasonable and advance notice shall be given in all instance of appointment and shall be confirmed in writing and a copy forwarded to the Union.
ARTICLE 27 - SEVERANCE PAY & RETIREMENT PAY
(a) Severance
An Employee whose services are terminated due to redundancy, shall receive a Severance Payment calculated at his/her basic rate at the time of termination, inclusive of Cost of Living Allowance and any other bonuses he/she may be entitled to at the time of termination in accordance with the following table:
For hourly rated weekly paid employees

1 to less than 5 years Service - 3 weeks pay for each year of Service
5 and over to less than 10 years Service -- 5 weeks pay for each year of Service
Over 10 years of Service - 6 weeks pay for each year of Service
For hourly rated bi-monthly paid employees
1 to 5 years service: 0.75 months pay for each year of service
5 and over to less than 10 years service: 1.25 months for each year of service
10 and over years of service: 1.75 months for each year of service.
Monthly Paid Employees
1 to 5 years service: 0.75 months’ pay for each year of service
5 and over to less than 10 years service: 1.25 months for each year of service
10 and over years of service: 1.75 months for each year of service.

If the Employee's services are terminated as stated above due to redundancy, between one anniversary date and the other, he/she shall receive severance pay on a pro-rata basis for those completed months of service.
Regular Part-Time Employees
All Part Time Workers shall receive the above benefits based on their average weekly hours of work for their tenure as stated in Article 23.
EXAMPLES OF SEVERANCE PAYMENTS
(ASSUMED PAY RATES $300.00 WEEKLY OR $1,300.00 MONTHLY)
Employee has 4 years service

Hourly Rated, Weekly Paid:
4years x 3 weeks (12weeks) x $300.00 = $3,600.00

Hourly Rated, Bi-Monthly Paid
4years x .75months (3mths) x $1300.00= $3,900.00

Monthly Paid
4years x .75months (3mths) x $1300.00= $3,900.00

Employee has 8 years service

Hourly Rated, Weekly Paid
8years x 5weeks (40weeks) x $300.00 = $12,000.00
Hourly Rated, Bi-Monthly Paid
8years x 1.25months (10mths) x $1,300.00= $13,000.00
Monthly Paid
8years x 1.25months (10mths) x $1,300.00= $13,000.00

Employee has 12 years service

Hourly Rated Weekly Paid
12 years x 6weeks (72weeks) x $300.00 =$21,600.00

Hourly Rated Bi-Monthly Paid
12years x 1.75months (21mths) x $1,300.00 =$27,300.00

Monthly Paid
12years x 1.75months (21mths) x $1,300.00 =$27,300.00
(b)     Retirement

An Employee who resigns due to reaching retirement age of at least 60 years old, or, who has a certified permanent disability or who is declared medically unfit to work, as validated by a PriceSmart approved doctor, after three (3) or more years of Service, shall receive a Retirement Gratuity calculated at his/her basic rate, at that time, in accordance with the following scale:
For hourly rated weekly paid employees
1 to less than 5 years of Service - 3 weeks pay for each year of Service
5 to less than 10 years of Service -5 weeks pay for each year of Service
10 years and over - 7 weeks pay for each year of Service

For hourly rated bi- monthly paid employees
1 to less than 5 years service: .75 months pay for each year of service
5 to less than 10 years service: 1.25 months pay for each year of service
10 years and over: 1.75 months pay for each year of service

Regular Part-Time Employees
All Regular Part Time Workers shall receive the above benefits based on their average weekly hours of work for their tenure as stated in Article 23.

EXAMPLES OF RETIREMENT PAYMENTS
(ASSUMED PAY RATE$300.00 WEEKLY OR $1,300.00 MONTHLY)

Employee has 4 years service:
Hourly Rated, Weekly Paid
4years x 3 weeks (12weeks) x $300.00 = $3,600.00
Hourly Rated, Bi-Monthly Paid
4years x .75months (3mths) x $1300.00= $3,900.00
Monthly Paid
4years x .75months (3mths) x $1300.00= $3,900.00

Employee has 8 years service
Hourly Rated, Weekly Paid
8years x 5weeks (40weeks) x $300.00 = $12,000.00
Hourly Rated, Bi-Monthly Paid
8years x 1.25months (10mths) x $1,300.00= $13,000.00
Monthly Paid
8years x 1.25months (10mths) x $1,300.00= $13,000.00

Employee has 12years service
Hourly Rated Weekly Paid
12 years x 7weeks (84weeks) x $300.00 =$25,200.00
Hourly Rated Bi-Monthly Paid
12years x 1.75months (21mths) x $1,300.00 =$27,300.00
Monthly Paid
12years x 1.75months (21mths) x $1,300.00 =$27,300.00

Retrenchment Notice

In keeping with the Act, retrenchment shall be in accordance with the procedure laid down in Act 32 of 1985.
ARTICLE 28 - BEREAVEMENT LEAVE
The Following provisions will be applicable to both Regular Full-time Employees and Regular Part Time Employees. All provisions for Regular Part Time Employees will be calculated as per Article 23.
(a)     Where death occurs in Trinidad in the immediate family: parent, grandparent, brother-in-law, sister-in-law, mother-in law, father-in-law, spouse, child, step-child, brother, sister, grandchild of an Employee, such Employee shall be granted leave of absence with full pay for up to three (3) working days at basic rate.
(b)     If death as above occurs in Tobago, then such leave shall be five (5) days at basic rate.
If death as above occurs outside of Trinidad and Tobago, then such leave shall be six (6) days at basic rate. The Company will consider extending leave above depending on the circumstances.
(c)     PriceSmart will consider extending leave, paid or unpaid, depending on the circumstances.
(d)     In other cases of deaths to relatives or friends not mentioned in (a) above, leave shall be considered depending on the circumstances.
(e)     Employees must furnish PriceSmart with satisfactory evidence to justify claims of such leave of absence.
ARTICLE 29 - CASUAL LEAVE

1.
After completing one (1) year of service, all Regular Full-time Employees will be eligible for five (5) working Days Casual Leave, (Regular Part-time Employees will be eligible for three (3) working Days Casual Leave), not more than two (2) days to be taken consecutively.

2.
This leave will be granted during the period of January 1st to November 30th. Such leave may be applied for in writing, at least one (1) week in advance where applicable. A response to this application shall be given within three (3) working days. In cases of emergency, the employee will inform the Company as soon as possible with a good and sufficient reason for same.

3.	Casual Leave applications will not be approved:
(a) For days immediately preceding or immediately succeeding a Public Holiday or day prior to the commencement of Vacation Leave.
(b) During December.
(c) If the employee becomes aggrieved the terms and conditions of Article 17 Grievance Procedure shall apply.

4.	Employees who do not utilize any or only part of his/her entitlement by November 30th shall receive payment equivalent to leave not taken. This payment will be made on or before December 15th.
ARTICLE 30 - MATERNITY AND PATERNITY LEAVE
Maternity Leave
Female Employees who have been on PriceSmart's regular payroll for at least twelve (12) months shall be granted Maternity Leave on the following conditions;
(a)     At least ninety (90) days prior to confinement the Employee shall produce a Medical Certificate stating the expected date of delivery (EDD).
(b)     An Employee shall be granted fourteen (14) weeks Maternity Leave as prescribed by a doctor.
(c)     The Employee shall receive from PriceSmart the difference, if any, between her basic rate and the benefits received from National Insurance for that period.
(d)     At least two (2) weeks prior to her return to work, the Employee shall submit a Medical Certificate certifying her fitness to return to work and shall notify PriceSmart of the date of her returning. She shall there upon be entitled to reinstatement.
(e)     The Maternity Protection Act No.4 of 1998 shall be instructive in benefits not contained in this Article.
Paternity Leave
A Regular Full-time Employee whose spouse or Common-Law Wife (as evidenced by the beneficiary uniformly designated on PriceSmart forms) gives birth, shall be granted five (5) working days leave with full pay commencing with the date of delivery. Application for such leave must be made at least one (1) month in advance (where applicable) of the expected date of delivery and shall be granted within fourteen (14) calendar days of the birth of the child. All provisions for Regular Part Time Employees will be calculated as per Article 23.
ARTICLE 31 - ANNUAL LEAVE
Each Regular Full-time and Regular Part-Time Employee, after twelve (12) months of Service with PriceSmart, inclusive of all approved leave of absence, shall be entitled to Annual Leave in accordance with the following scale:
Regular Full-time Employees
1-4 years of Service:         10 Working Days per year
5-8 years of Service:         15 Working Days per year
9-12 years of Service:     20 Working Days per year
Regular Part-time Employees

1-4 years of continuous service 10 Average Working Days per year
5-8 years of continuous service 15 Average Working Days per year
9-12 years of continuous service 20 Average Working Days per year

Average Work Days shall be calculated for Regular Part-time employees by taking the total number of hours worked over the previous twelve months and dividing it by the number of days worked to determine average hours worked per Working Day.

(i)     The due date for an Employee's Annual Leave shall be his/her anniversary date of employment.

(ii)     The date on which each Employee commences his/her Annual Leave entitlement shall be mutually agreed between the Employee and PriceSmart.

(iii)
Any Employee who becomes ill during his/her period of Annual Leave shall have the ill days during that period treated as Sick Leave days as per Article 35 Sick Days and not as Annual Leave days, providing that the Employee furnishes a medical certificate. The Company and the Employee will agree as to whether the Vacation Leave outstanding as a result of the Sick Leave will be in the form of an immediate extension of vacation or a deferral to another mutually agreed time.

(iv)     Any Employee who suffers bereavement during Annual Leave, shall have the affected days treated as Bereavement Leave as per Article 28 Bereavement Leave, not as Annual Leave days. The Company and the Employee will agree as to whether the vacation leave outstanding as a result of the bereavement will be in the form of an immediate extension of vacation or a deferral to another mutually agreed time.

(v)	If a Public Holiday falls during any Employee's Annual vacation that day will not be treated as an Annual Leave day.

(vi)     Any Employee whose services are terminated between one (1) anniversary date and another shall receive pro-rated Annual Leave payment for any period he/she worked during that year.

(vii)
Should any Employee's Annual Leave become due and is scheduled and approved, but subsequently deferred, at the request of PriceSmart, such Employee shall be reimbursed on production of documentary evidence that he /she has incurred costs due to non-refundable tickets or non-refundable reservations, change fees or penalties.

(i)
An Employee who is on Annual Vacation Leave and is summoned for Jury Service, shall be granted the necessary leave to attend court as a Juror. The affected days will be considered as Leave for Jury Service and not annual leave. The Company and the Employee will agree to how the outstanding vacation leave will be utilized either as an immediate extension of vacation or a deferral to another mutually agreed time.

(ii)	All workers shall receive payment for their entire period of Annual Vacation at basic rate of pay inclusive of COLA.
No worker shall be called from Annual Leave to work except by mutual agreement.
ARTICLE 32 - JURY SERVICE AND WITNESS TESTIMONY
(a)     An Employee who is summoned for jury service, after presenting the Company with a copy of the relevant summons, shall be granted leave of absence with full pay for the time needed for the Employee to attend court and to serve as a Juror. The Employee shall provide PriceSmart with evidence of the dates attended through documentation from the Registrar of the Supreme Court indicating the days served.
(b)     An Employee who is required to testify as a witness on behalf of or concerning PriceSmart, shall be granted time off with pay for the days required for such testimony. If the matter does not concern PriceSmart, the Employee will be granted such time off as per leave arrangements contained in the Terms and Conditions outlined in this Collective Agreement.
ARTICLE 33 - LEAVE FOR UNION BUSINESS

1.
A Union Representative Employee, who is requested by the Union to take part in discussions between the Union and the Company, shall be paid for such time spent at the meeting as though he/she had worked at regular time.

a.	Upon reasonable advance notice the Company shall grant leave of absence with pay to workers who are Union Officials engaged in Union matters connected with the Company.

b.	(i) A worker who is required by the Union to take part in discussions between the Union and the Company shall be paid their normal eight hour work day/s.
(ii) When there are negotiations for a new Collective Agreement Union Representatives will not be required to work on that scheduled day/s.
(iii) Members of the negotiating teams will be placed on daylight hours during the period of negotiations where required.
2. When discussions are to be held at the Ministry of Labour or any other location in Port of Spain, time-off with pay will be as follows:
(a) Meetings scheduled in the morning: Employees will not be required to report to work on that day.
(b) Meetings scheduled in the afternoon: Employees will be required to work up to 11am.
3. In cases where discussions are to be held in Accordance with Article 17 Grievance Procedure, the appropriate arrangements must be made through the Industrial Relations Manager, or in his/her absence the Country Human Resource Manager.
4. For discussions between the Union and the Company at the work site, time off with pay in the amount of twenty-five (25) minutes will be granted to Union Officials and aggrieved Employees before the scheduled start of the meeting.
5. A worker who desires time off to engage in the affairs of the OWTU, will, after submission of a written application from the Union Executive, be granted, depending on the needs of the Company's Operations, leave of absence without pay up to a maximum of two (2) years. Not more than one Employee per year may be eligible for this accommodation.
6. An extension of this leave of absence, for no more than one (1) additional year, must be submitted by the Union Executive, in writing at least three (3) months before this period of absence has expired. Consideration of this request will be dependent on the needs of the Company's Operations.
7. PriceSmart will be responsible for providing the Employer's contribution to approved Pension Schemes and Medical Plans as long as the Employee's contribution is maintained during this period. If the employee fails to make such contributions, PriceSmart shall not be required to make any. Leave of absence outlined above, shall not constitute a break in service, but shall be considered for seniority purposes.
8. The Company shall grant up to a maximum of forty (40) days of paid study leave, of not more than ten (10) days consecutively per employee, to not more than two (2) employees from any one club at anyone time, to attend recognized Trade Union courses and seminars up to a maximum of eight (8) employees per year, The Union shall provide notice no later than the Monday of the week prior to the requested period. In the event that three (3) front line officers are from the same Club, time-off would not exceed more than twice a year.
ARTICLE 34 - UNIFORMS AND PROTECTIVE GEAR
The Company agrees to provide uniforms and protective gear to Employees, free of cost, as indicated in Schedule "C" attached hereto.
Health and Safety Committee
(a)     PriceSmart shall maintain a Joint Occupational Safety Health and Environment Committee in each Warehouse consisting of equal Company and Union representatives of a total of ten (10) persons.
(b)     The Joint Committee as listed above shall meet not less than once a month, unless otherwise agreed, at a regular scheduled time and place, for the purpose of jointly considering, inspecting, investigating and reviewing health, safety and environment conditions and practices and for reviewing accident investigations for the purpose of effectively making constructive recommendations with respect thereof.
Protective Gear
PriceSmart shall provide personal protective equipment (PPE) including safety boots and clothing free of cost to all employees in those job classifications deemed so by the Health and Safety Committee who requires such protection. The replacement of boots will be on a needs basis.
Emergency Lights
Emergency lights shall be installed in areas throughout all warehouses.
First Aider and Stretchers
Each Department will have a First Aid Kit. There will be at least one trained first aider on each shift. There will be three (3) stretchers available in each Warehouse.
Hot Water Facilities
Hot water facilities shall be provided in all warehouses.
Change Rooms and Lockers
There will be adequate changing rooms and lockers facilities to accommodate the workers.
Safety Rules
PriceSmart will issue a booklet of Safety Rules a copy shall be given to each employee. The Union shall be issued with eight (8) copies.
Chemicals/Substances
Workers will be given adequate information of potentially dangerous chemicals and/or substances as necessary.
Material Safety Data Sheets (MSDS) obtained from suppliers will be made available in each area where chemicals are used.
These data sheets will also be provided to the Health and Safety Committee and a copy forwarded to the Shop Steward of each Warehouse.
ARTICLE 35 - PERSONNEL FILE

PriceSmart shall maintain a personnel file on each Employee. An Employee shall have the right to request and be granted access to his/her file. This request should be made at least 24 hours in advance.
ARTICLE 36 - SICK LEAVE

(a)
Sick leave is intended for Regular Full Time or Regular Part Time Employees who are genuinely ill and as a consequence are unable to perform their duties. An Employee who is prevented by sickness from reporting for duty shall immediately call the Sick Call Line or notify his/her Supervisor or Department Head.

(b) Sick leave shall be granted to all Regular Full Time and Regular Part-Time Employees who are on the regular payroll for a period of not less than six (6) months.

(c) A maximum of sixteen (16) working days sick leave with full pay shall be granted in any calendar year.
(d) A maximum of ten (10) working days of sick leave may be taken on the basis of one (1) or two (2) day period without a medical certificate.
(e) PriceSmart shall accept the Medical Certificate from any duly registered Medical Practitioner for purposes of documenting sick leave. In cases of excessive absenteeism due to illness, the Company shall have the right to send the Employee to an approved PriceSmart doctor, such expenses shall be paid for by the Company.

(f) An employee who undergoes a surgical operation shall be granted additional sick leave as per Schedule D attached with full pay less N.I.S. Benefit.

(g) In the event an Employee becomes ill whilst on the job, he/she should immediately report this condition to the Supervisor or Department Head, if able to do so, or have someone make such report on his/her behalf. PriceSmart will provide medical attention at the Company arranged Emergency Medical Facility, in an attempt to have the employee stabilized. If the doctor’s diagnosis is that the medical condition is not work related, then the cost of any required treatment will be for the account of the Employee, who can seek reimbursement from his/her medical plan.
ARTICLE 37 - WORK ACCIDENT
1. All injuries suffered on the job shall be dealt with in accordance with the Workmen’s Compensation Ordinances and or any other applicable legislation. All injuries suffered arising out of and, or, in the course of performing the job, must be reported immediately to the Supervisor or other PriceSmart Official who will ensure that the injured Employee receives medical attention forthwith.
2. PriceSmart shall explore all possibilities for re-employment of any Employee who has been incapacitated at his/her regular work through injury or compensable occupational disease while employed by PriceSmart and who has not reached normal retirement age.
3. The Company shall reimburse transportation cost at normal taxi fare in instances where exceptional or unusual arrangements are required.
ARTICLE 38 - DEATH IN SERVICE
PriceSmart shall maintain an insurance policy covering the life of the employee. In the event an employee dies whilst in the employment of the Company, the Legal Beneficiary of such employee will be paid the sum assured under this policy.
ARTICLE 39 - DURATION OF AGREEMENT
This Agreement shall commence as from December 1, 2012 and shall remain in force for a period of three (3) years thereby ending on November 30th 2015. Either party may, within ninety (90) days of the expiration date, submit proposals for amendments of this Agreement.

Signed this _15th_ day of ___July__, 2014.

For and on behalf of PriceSmart Clubs (TT) Ltd :	For and on behalf of Oilfields Workers' Trade Union :
/s/ Ernesto Grijalva	_______________
Ernesto Grijalva Director/Secretary	Ancel Roget - President General
/s/ Dhanraj Mahabir	/s/ Carlton Gibson
Dhanraj Mahabir Country Manager	Carlton Gibson - 1st Vice President
/s/ Derek Ali ESQ.	/s/ Louise St. Rose
Derek R. Ali ESQ. Attorney at Law	Louise St. Rose - Labour Relations Officer
/s/ Vanessa Bailey	Branch Shop Stewards:
Vanessa Bailey Senior Human Resources Manager	/s/ Joseph De Souza
/s/ Roshan Samraj	Joseph De Souza
Roshan Samraj Industrial Relations Manager	/s/ Sandra Mahabir-Khan
Sandra Mahabir-Khan
/s/ Roger Ross
Roger Ross
/s/ Vidia Sanahie
Vidia Sanahie
_______________
Candice Simmons
/s/ James Nelson
James Nelson
/s/ Keith Kennedy
Keith Kennedy
/s/ Agnes Bravo
Agnes Bravo
/s/ Gary Bradshaw
Gary Bradshaw
/s/ Ann Gibson
Ann Gibson
/s/ Allison Leston
Allison Leston

SCHEDULE A
Year 1 - December 1, 2012 to November 30, 2013
EMPLOYEE CLASSIFICATIONS - HOURLY RATED
POSITION	LOCATION	LEVEL	RATE
ADMINISTRATION
Vault Clerk	Warehouse	4	$29.32
Admin Assistant	Warehouse	4	$29.32
MERCHANDISING
Forklift Operator	Warehouse	3	$24.98
Electronic Sales	Warehouse	2	$21.05
Merchandising Stocker	Warehouse	1	$19.66
SLICING DELI
Slicing Deli Clerk	Warehouse	2	$21.05
RECEIVING
Receiving Secretary	Warehouse	4	$29.32
Fork Lift Operator	Warehouse	3	$24.98
Receiver	Warehouse	2	$21.05
RTV Clerk	Warehouse	2	$21.05
DEMO
Product Demo Staff	Warehouse	1	$19.66
BAKERY
Cake Decorator	Warehouse	3	$24.98
Bakery Clerk	Warehouse	2	$21.05
FOOD SERVICE
Food Service	Warehouse	2	$21.05
FACILITY/MAINTENANCE
Facility Technician	Warehouse	3	$24.98
Facility/ Maintenance	Warehouse	1	$19.66
MEAT
Meat Cutter	Warehouse	3	$24.98
Meat Clerk	Warehouse	2	$21.05
Rotisserie Clerk	Warehouse	2	$21.05
POULTRY
Meat Cutter	Warehouse	3	$24.98
Poultry Truck Operator	Warehouse	3	$24.98
Meat Clerk	Warehouse	2	$21.05
PRODUCE
Produce Staff	Warehouse	1	$19.66
MEMBERSHIP
Membership Sales Representative	Warehouse	4	$29.32
Telemarketer	Warehouse	2	$21.05
Membership Clerk	Warehouse	2	$21.05
BUSINESS SERVICE
Business Services Clerk	Warehouse	3	$24.98
PHOTO
Photo Lab Technician	Warehouse	3	$24.98
FRONT END
Front End Cashier	Warehouse	2	$21.05
Member Service Staff	Warehouse	1	$19.66

Cart Crew Operator	Warehouse	1	$19.66
CENTRAL
Facility/Maintenance	Central	1	$19.66
SCHEDULE A
Year 2 - December 1, 2013 to November 30, 2014
EMPLOYEE CLASSIFICATION - HOURLY RATED
POSITION	LOCATION	LEVEL	RATE
ADMINISTRATION
Vault Clerk	Warehouse	4	$30.79
Admin Assistant	Warehouse	4	$30.79
MERCHANDISING
Forklift Operator	Warehouse	3	$26.23
Electronic Sales	Warehouse	2	$22.10
Merchandising Stocker	Warehouse	I	$20.65
SLICING DELI
Slicing Deli Clerk	Warehouse	2	$22.10
RECEIVING
Receiving Secretary	Warehouse	4	$30.79
Fork Lift Operator	Warehouse	3	$26.23
Receiver	Warehouse	2	$22.10
RTV Clerk	Warehouse	2	$22.10
DEMO
Product Demo Staff	Warehouse	I	$20.65
BAKERY
Cake Decorator	Warehouse	3	$26.23
Bakery Clerk	Warehouse	2	$22.10
FOOD SERVICE
Food Service	Warehouse	2	$22.10
FACILITY /MAINTENANCE
Facility Technician	Warehouse	3	$26.23
Facility/ Maintenance	Warehouse	I	$20.65
MEAT
Meat Cutter	Warehouse	3	$26.23
Meat Clerk	Warehouse	2	$22.10
Rotisserie Clerk	Warehouse	2	$22.10
POULTRY
Meat Cutter	Warehouse	3	$26.23
Poultry Truck Operator	Warehouse	3	$26.23
Meat Clerk	Warehouse	2	$22.10
PRODUCE
Produce Staff	Warehouse	1	$20.65
MEMBERSHIP
Membership Sales Representative	Warehouse	4	$30.79
Telemarketer	Warehouse	2	$22.10
Membership Clerk	Warehouse	2	$22.10
BUSINESS SERVICE
Business Services Clerk	Warehouse	3	$26.23
PHOTO
Photo Lab Technician	Warehouse	3	$26.23
FRONT END

Front End Cashier	Warehouse	2	$22.10
Member Service Staff	Warehouse	1	$20.65
Cart Crew Operator	Warehouse	1	$20.65
CENTRAL
Facility/Maintenance	Central	1	$20.65

SCHEDULE A
Year 3 - December 1, 2014 to November 30, 2015
EMPLOYEE CLASSIFICATION - HOURLY RATED
POSITION	LOCATION	LEVEL	RATE
ADMINISTRATION
Vault Clerk	Warehouse	4	$32.33
Admin Assistant	Warehouse	4	$32.33
MERCHANDISING
Forklift Operator	Warehouse	3	$27.54
Electronic Sales	Warehouse	2	$23.20
Merchandising Stocker	Warehouse	1	$21.68
SLICING DELI
Slicing Deli Clerk	Warehouse	2	$23.20
RECEIVING
Receiving Secretary	Warehouse	4	$32.33
Fork Lift Operator	Warehouse	3	$27.54
Receiver	Warehouse	2	$23.20
RTV Clerk	Warehouse	2	$23.20
DEMO
Product Demo Staff	Warehouse	1	$21.68
BAKERY
Cake Decorator	Warehouse	3	$27.54
Bakery Clerk	Warehouse	2	$23.20
FOOD SERVICE
Food Service	Warehouse	2	$23.20
FACILITY /MAINTENANCE
Facility Technician	Warehouse	3	$27.54
Facility/ Maintenance	Warehouse	1	$21.68
MEAT
Meat Cutter	Warehouse	3	$27.54
Meat Clerk	Warehouse	2	$23.20
Rotisserie Clerk	Warehouse	2	$23.20
POULTRY
Meat Cutter	Warehouse	3	$27.54
Poultry Truck Operator	Warehouse	3	$27.54
Meat Clerk	Warehouse	2	$23.20
PRODUCE
Produce Staff	Warehouse	I	$21.68
MEMBERSHIP
Membership Sales Representative	Warehouse	4	$32.33
Telemarketer	Warehouse	2	$23.20
Membership Clerk	Warehouse	2	$23.20
BUSINESS SERVICE

Business Services Clerk	Warehouse	3	$27.54
PHOTO
Photo Lab Technician	Warehouse	3	$27.54
FRONT END
Front End Cashier	Warehouse	2	$23.20
Member Service Staff	Warehouse	I	$21.68
Cart Crew Operator	Warehouse	I	$21.68
CENTRAL
Facility/Maintenance	Central	I	$21.68

SCHEDULE B
Year 1 - December 1, 2012 to November 30, 2013
EMPLOYEE CLASSIFICATION - MONTHL Y RATED
POSITION	LOCATION	LEVEL	STARTING RATE
ADMINISTRATION
HR Assistant	Warehouse	4	$29.32
IT Clerk	Warehouse	4	$29.32
Sales Auditor	Warehouse	4	$29.32
Payroll Clerk	Warehouse	4	$29.32
Inventory Auditor	Warehouse	4	$29.32
CENTRAL
Executive Assistant	Central	4	$29.32
Accounts Payable Clerk	Central	4	$29.32
Accounts Receivable Clerk	Central	4	$29.32
Accounting Assistant	Central	4	$29.32
AP Lead	Central	4	$29.32
Administrative Assistant SVP	Central	4	$29.32
Buying;
Competitive Shopper	Central	4	$29.32
Quality Control Assistant	Central	4	$29.32
Receptionist	Central	2	$21.05
Driver / Courier	Central	I	$19.66
Compliance Coordinator	Central	4	$29.32
RECEIVING
RTV Repair Technician	Warehouse	3	$24.98
POULTRY
Poultry Receiving Secretary	Warehouse	4	$29.32

SCHEDULE B
Year 2 - December 1, 2013 to November 30, 2014
EMPLOYEE CLASSIFICATION - MONTHL Y RATED
POSITION	LOCATION	LEVEL	STARTING RATE
ADMINISTRATIONS
HR Assistant	Warehouse	4	$30.79
IT Clerk	Warehouse	4	$30.79
Sales Auditor	Warehouse	4	$30.79
Payroll Clerk	Warehouse	4	$30.79
Inventory Auditor	Warehouse	4	$30.79
CENTRAL
Executive Assistant	Central	4	$30.79
Accounts Payable Clerk	Central	4	$30.79
Accounts Receivable Clerk	Central	4	$30.79
Accounting Assistant	Central	4	$30.79
AP Lead	Central	4	$30.79
Administrative Assistant SVP	Central	4	$30.79
Buying
Competitive Shopper	Central	4	$30.79
Quality Control Assistant	Central	4	$30.79
Receptionist	Central	2	$22.10
Driver / Courier	Central	I	$20.65
Compliance Coordinator	Central	4	$30.79
RECEIVING
RTV Repair Technician	Warehouse	3	$26.23
POULTRY
Poultry Receiving Secretary	Warehouse	4	$30.79

SCHEDULE B
Year 3 - December 1, 2014 to November 30, 2015
EMPLOYEE CLASSIFICATION - MONTHLY RATED

POSITION	LOCATION	LEVEL	STARTING RATE
ADMINISTRATION
HR Assistant	Warehouse	4	$32.33
IT Clerk	Warehouse	4	$32.33
Sales Auditor	Warehouse	4	$32.33
Payroll Clerk	Warehouse	4	$32.33
Inventory Auditor	Warehouse	4	$32.33
CENTRAL
Executive Assistant	Central	4	$32.33
Accounts Payable Clerk	Central	4	$32.33
Accounts Receivable Clerk	Central	4	$32.33
Accounting Assistant	Central	4	$32.33
AP Lead	Central	4	$32.33
Administrative Assistant SVP	Central	4	$32.33
Buying
Competitive Shopper	Central	4	$32.33
Quality Control Assistant	Central	4	$32.33
Receptionist	Central	2	$23.20
Driver / Courier	Central	1	$21.68
Compliance Coordinator	Central	4	$32.33
RECEIVING
RTV Repair Technician	Warehouse	3	$27.54
POULTRY
Poultry Receiving Secretary	Warehouse	4	$32.33

SCHEDULE C
Protective Clothing
The Company shall provide all necessary safety and protective equipment including gloves; coats rubber boots safety boots, earmuffs, mittens, foot warmers and aprons as needed. Once the Employee has been supplied with the protective gear, the Employee will not be allowed to work without it, and may be granted leave without pay until they return with the proper equipment.
Required Clothing
UNIFORMS BY DEPARTMENT
During work hours, Employees are required to wear the clothing indicated in the chart below.

SCHEDULE D

SCHEDULE OF ADDITIONAL SICK LEAVE BENEFITS FOR SURGICAL OPERATIONS

Appendectomy (Removal of Appendix)	Up to 4 weeks
Herniorhaphy (Repair of Hernia)	Up to 4 weeks
Tonsillectomy (Repair of Tonsils)	Up to 10 days
D & C (Dilation and Scraping of Uterus)	Up to 10 days
Conization of Cervix (Tissue Removal Mouth of Uterus)	Up to 10 days
Hysterectomy (Removal of Uterus)	Up to 5 weeks
Cholecystectomy (Removal of Gall Bladder)	Up to 6 weeks
Choledocholithotomy (Removal of Stone from Bile Ducts)	Up to 6 weeks
Radical Mastectomy (Removal of Breast)	Up to 8 weeks
Partial Gastric Resection (Removal of part of Stomach)	Up to 12 weeks
Partial Colectomy (Removal of part of Large Intestine)	Up to 12 weeks
Vein Legation and Stripping (Tying and Removal of Vein for Varicose Veins)	Up to 2 weeks
Haemorrhoidectomy (Removal of Hemorrhoids)	Up to 4 weeks
Herniated Lumber Disc Removal (Removal of parts of Disc in Spine)	Up to 12 weeks
Cardio Vascular Surgery	Up to 12 weeks
Kidney Transplant	Up to 12 weeks
Bone Marrow Surgery	Up to 12 weeks
Myomectomy (Removal of Fibroids)	Up to 6 weeks
Prostatectomy (Removal of Prostate Gland)	Up to 12 weeks
Ureteroplasty (operation of the Ureter)	Up to 4 weeks